UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2014

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240

(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 11, 2014, Atmos Energy Corporation (“Atmos Energy”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman, Sachs & Co. as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), with respect to the offering and sale in an underwritten public offering (the “Offering”) by the Underwriters of 9,200,000 shares of Atmos Energy’s common stock, no par value, including 1,200,000 shares pursuant to the exercise by the Underwriters of their option to purchase additional shares. The Underwriting Agreement is filed herewith as Exhibit 1.1.

The Offering has been registered under the Securities Act pursuant to a registration statement on Form S-3 (Registration No. 333-187606) of Atmos Energy (the “Registration Statement”), and a prospectus supplement dated February 11, 2014, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on February 12, 2014. Legal opinions related to the Registration Statement are also filed herewith as Exhibits 5.1 and 5.2. At the closing of the Offering on February 18, 2014, Atmos Energy will receive net proceeds, after the underwriting discount but before other offering expenses, of approximately $391 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of February 11, 2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Hunton & Williams LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 18, 2014	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement dated as of February 11, 2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP

5.2	Opinion of Hunton & Williams LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.2)